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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 14, 2003


                             NEW VALLEY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


              1-2493                                     13-5482050
       Commission File Number)              (I.R.S. Employer Identification No.)





100 S.E. SECOND STREET, MIAMI, FLORIDA                              33131
(Address of principal executive offices)                          (Zip Code)

                                   (305) 579-8000
                 (Registrant's telephone number, including area code)

                                  (NOT APPLICABLE)
             (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On March 14, 2003, New Valley's 50%-owned real estate entity, Montauk Battery Realty LLC ("Montauk"), the owner of Prudential Long Island Realty, acquired Insignia Douglas Elliman, an affiliated property management company for $71.25 million. New Valley has invested an additional $9.5 million in subordinated debt and equity of Montauk Battery Realty to help fund the acquisition. The new brokerage company, to be known as Prudential Douglas Elliman, will be the largest residential brokerage firm in the New York metropolitan area.

         On March 17, 2003, New Valley issued a press release announcing the completion of the Insignia Douglas Elliman transaction and the additional investment in Montauk. New Valley accounts for its interest in Montauk on the equity method.

         The foregoing summary of the Insignia Douglas Elliman transaction is qualified in its entirety by reference to the text of the purchase agreement and New Valley's press release dated March 17, 2003, which are included as exhibits hereto and incorporated herein by reference.




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                                  EXHIBIT INDEX

2.1 Purchase and Sale Agreement dated March 14, 2003, by and among Insignia Financial Group, LLC, Insignia ESG, Inc., Insignia Residential Group, LLC, Insignia IP, Inc. and Montauk Battery Realty, LLC

99.1     Press release dated March 17, 2003.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NEW VALLEY CORPORATION


                                        By: /s/ J. Bryant Kirkland III
                                            ------------------------------------
                                                J. Bryant Kirkland III
                                                Vice President, Treasurer and
                                                Chief Financial Officer




Date:  March 18, 2003







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